Exhibit 99.1

J. C. Penney Announces Successful Completion of Tender Offers for 6.875% Medium-Term Notes due 2015, 7.65% Debentures due 2016 and 7.95% Debentures due 2017

PLANO, Texas (October 7, 2014) -- J. C. Penney Company, Inc. (NYSE: JCP) (the “Company”), as co-obligor on the Securities (as defined below), and J. C. Penney Corporation, Inc., a wholly owned subsidiary of the Company, as issuer of the Securities (together with the Company, “J. C. Penney”), announced today the expiration and final results of J. C. Penney’s previously announced cash tender offers (collectively, the “Tender Offers”) for up to $325,000,000 aggregate principal amount (the “Maximum Tender Amount”) of the three outstanding series of securities described in the table below (collectively, the “Securities”). The table below sets forth for each series of Securities the principal amount of Securities validly tendered and accepted for purchase pursuant to the Tender Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Principal Amount Tendered	Principal Amount Accepted for Purchase	Final Proration
6.875% Medium-Term Notes due 2015	70816FAD5	$200,000,000	$140,000,000	1	$140,258,000	$140,258,000	100.0%
7.65% Debentures due 2016	708160BJ4	$199,955,000	$120,000,000	2	$121,853,000	$121,853,000	100.0%
7.95% Debentures due 2017	708160BQ8	$285,350,000	$100,000,000	3	$193,991,000	$65,000,000	33.51%

The Tender Offers expired at 11:59 p.m., New York City time, on October 6, 2014 (the “Expiration Date”). An aggregate principal amount of $456,102,000 of Securities was validly tendered and not validly withdrawn in the Tender Offers, which amount exceeded the Maximum Tender Amount. J. C. Penney accepted for purchase an aggregate principal amount of $327,111,000 of Securities, including the total principal amount of the 6.875% Medium-Term Notes due 2015 and the total principal amount of the 7.65% Debentures due 2016 validly tendered and not validly withdrawn in the Tender Offers. The aggregate principal amount of each series of Securities accepted for purchase, and, in the case of the 7.95% Debentures due 2017, the prorated portion of each tendering holder’s Securities of such series accepted for purchase, was determined under the terms and conditions of the Tender Offers as set forth in the Offer to Purchase dated as of September 9, 2014 (as amended by J. C. Penney’s press release dated September 22, 2014, the “Offer to Purchase”) and in accordance with the rules of the Securities and Exchange

Commission. All Securities (or portions thereof) tendered but not accepted for purchase will be returned to holders in accordance with the Offer to Purchase.

For Securities validly tendered (and not validly withdrawn) on or before 5:00 p.m., New York City time, on September 22, 2014 (the “Early Tender Date”) and accepted for purchase, the applicable Total Consideration includes an Early Tender Premium of $30 per $1,000 principal amount of Securities (the “Early Tender Premium”). Securities validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase received only the applicable Base Consideration per $1,000 principal amount of Securities, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration per $1,000 principal amount of Securities (i) for the 6.875% Medium-Term Notes due 2015 is $1,067.50, (ii) for the 7.65% Debentures due 2016 is $1,105.00 and (iii) for the 7.95% Debentures due 2017 is $1,097.50. Holders whose Securities were accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such purchased Securities from the last interest payment date for such series of Securities up to, but not including, October 7, 2014. Payment for the purchased Securities is expected to be made today.

J.P. Morgan Securities LLC acted as dealer manager for the Tender Offers.

D.F. King & Co., Inc. acted as tender and information agent for the Tender Offers.

Media Relations:
(972) 431-3400 or jcpnews@jcp.com

Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home furnishing retailers, is dedicated to fitting the diversity of America with unparalleled style, quality and value. Across approximately 1,060 stores and at jcpenney.com, customers will discover a broad assortment of national, private and exclusive brands to fit all shapes, sizes, colors and wallets.  For more information, please visit jcpenney.com.

Forward-Looking Statements

This press release may contain forward-looking statements, which reflect the Company’s current view of future events and financial performance. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the Tender Offers, the timing thereof and the conditions thereto. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement the Company’s turnaround strategy, customer acceptance of the Company’s new strategies, the Company’s ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, the Company’s ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While the Company believes that its assumptions are reasonable, the Company cautions that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. The Company intends the forward-looking statements in this press release to speak only as of the date of this press release and does not undertake to update or revise these forward-looking statements as more information becomes available.

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